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                                                                  EXHIBIT 3.2


                                     BY-LAWS

                                       OF

                                  NEWCOR, INC.
                             A DELAWARE CORPORATION

                                   ARTICLE I.

                                  Stockholders

                Section 1. Annual Meeting. The annual meeting of the stockholders of the corporation shall be held at such time on such date in the month of February or March following the end of each fiscal year of the corporation ending after the fiscal year ended October 31, 1978 at its registered office in the City of Wilmington, Delaware, or at such other place within or without the State of Delaware, as may from time to time be designated at least 60 days prior to the date designated by the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting.

                Section 2. Special Meetings. Special meetings of the stockholders may be held upon call of the President or Secretary or of the Board of Directors at the registered office of the corporation in the City of Wilmington, Delaware, or at such other place within or without the State of Delaware as may be stated in the notice thereof and at such time and for such purpose as may be stated in the notice. It shall be the duty of the President or the Secretary or of the Board of Directors to call a special meeting of the stockholders whenever requested in writing so to do by the holders of at least twenty-five (25%) per cent in amount of the stock, regardless of class, then outstanding and entitled to vote at such meeting.

                Section 3. Notice of Meetings. Notice of the time, place and the purpose of each meeting of the stockholders, signed by the President or a Vice President or the Secretary or any Assistant Secretary shall be served either personally or by mail upon each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than fifty (50) days before the meeting; provided, that no notice of adjourned meetings need be given. If mailed, the notice shall be directed to each stockholder entitled to notice at his address as it appears on the stock books of the corporation unless he shall have filed with the Secretary thereof a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request. Such further notice shall be given as may be required by law. Meetings may be held without notice if all stockholders entitled to vote thereat



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                                                                     Page 2.

  are present in person or by proxy or if notice of the time, place and purpose of such meeting is waived by telegram, radiogram, cablegram or other writing, either before or after the holding thereof, by all stockholders not present, and entitled to vote at such meeting.

                Section 4. Quorum. The holders of record of a majority of the shares of stock of the corporation issued and outstanding regardless of class and entitled to vote thereat, present in person or by proxy shall, except as otherwise provided by law or by the Certificate of Incorporation of the corporation as from time to time amended, constitute a quorum at all meetings of the stockholders; if there be no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time to a further date without further notice other than the announcement at such meeting, and when a quorum shall be present upon such adjourned day, any business may be transacted which might have been transacted at the meeting as originally called.

                Section 5. Conduct of Meetings. Meetings of the stockholders shall be presided over by the President or the Chairman of the Board of Directors, or if they are not present by a Vice President or if none of the Vice Presidents are present by a Chairman to be chosen at the meeting. The Secretary or an Assistant Secretary of the corporation, or, in their absence, a person chosen at the meeting shall act as Secretary of the meeting.

                Section 6. Inspectors of Election. Whenever any stockholder present at a meeting of the stockholders shall request the appointment of inspectors, the Chairman of the meeting shall appoint inspectors who need not be shareholders. If the right of any person to vote at such meeting shall be challenged, the inspectors of election shall determine such right. The inspectors shall receive and count the votes either upon an election or for the decision of any question, and shall determine the result. Their certificate of any vote shall be prima facie evidence thereof.

                Section 7. Proxy and Voting. Except as otherwise provided by statute, the Certificate of Incorporation, or any certificate duly filed in the State of Delaware pursuant to Section 151 of the Delaware General Corporation Law, each holder of record of shares of stock of the corporation having voting power shall be entitled at each meeting of the stockholders to one vote for every share of such stock standing in his name on the record of stockholders of the corporation on the date fixed by the Board as the record date for the determination of the stockholders who shall be entitled to notice of and to vote at such meeting; or if such record date shall not have been so fixed, then at the close of business on the day next preceding the day on which notice thereof shall be given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; or each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy


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                                                                      Page 3.



signed by such stockholder or his attorney-in-fact. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated in the order of business for so delivering such proxies. No proxy shall be valid after the expiration of three years from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where an irrevocable proxy is permitted by law. Except as otherwise provided by statute, these By-Laws, or the Certificate of Incorporation, any corporate action to be taken by vote of the stockholders shall be authorized by a majority of the total votes, or when stockholders are required to vote by class by a majority of the votes of the appropriate class, cast at a meeting of stockholders by the holders of shares present in person or represented by proxy and entitled to vote on such action. Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by written ballot. On a vote by written ballot, each ballot shall be signed by the stockholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

                Section 8. Consent of Stockholders in Lieu of Meeting. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of stockholders can be dispensed with: (1) if all of the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken; or (2) unless the Certificate of Incorporation provides otherwise, with the written consent of the holders of not less than the minimum percentage of the total vote required by statute for the proposed corporate action, and provided that prompt notice must be given to all stockholders of the taking of corporate action without a meeting and by less than unanimous written consent.


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                                   ARTICLE II
                                   DIRECTORS

                                                            Amended 3/8/95

          Section 1. Qualification, Term of Office and Quorum. The property, business and affairs of the corporation shall be managed by its Board of Directors and shall consist of not less than three (3) nor more than eleven (11) persons, the exact number of which shall be determined from time to time by resolution adopted by affirmative vote of a majority of the Board of Directors, subject to the provisions of Section 2 of this Article II and Article Thirteenth of the Restated Certificate of Incorporation, as amended. All of the directors shall be of full age. Directors need not be stockholders. The Board of Directors shall be divided into three classes, with the term of office of one class expiring each year, and shall be elected at annual meetings of stockholders in the manner, and otherwise subject to the provisions of, Article Thirteenth of the Certificate of Incorporation, as amended. Each director elected shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal. Except as otherwise provided by statute or these Bylaws, directors shall be elected at an annual meeting of stockholders for the election of directors for which a quorum is present, and the persons receiving the plurality of the votes cast as such election shall be elected.



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                                                                         Page 4.


                Section 2. Vacancies. Vacancies and any newly created directorships may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole Board (as constituted immediately prior to any such increase), the Court of Chancery may, upon application of any stockholder or holders of at least ten percent of the votes of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office. Except as otherwise provided in these By-Laws, when one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

                Section 3. Meetings. The meetings of the Board of Directors shall be held at such place or places within or without the State of Delaware as may from time to time be determined by a majority of the Board. Regular meetings of the Board shall be held at such time and place as shall from time to time be determined by resolution of the Board of Directors. Special meetings may be held at any time upon the call of the President, Chairman of the Board or Vice President or of not less than a majority of the directors then in office.

                Section 4. Notice of Meetings. Oral telegraphic or written notice of the time, place and purpose of all the meetings of the Board, regular and special, shall be duly served on or sent, mailed or telegraphed to each director not less than two (2) nor more than fifteen (15) days before the meeting except that a regular meeting of the Board may be held without notice immediately after the annual meeting of the stockholders at the same place as such meeting was held, for the purpose of electing or appointing officers for the ensuing year; provided, that no notice of adjourned meetings need be given. Meetings may be held at any time without notice if all the directors are present or if those not present waive notice of the time, place and purpose of such meeting by telegram, radiogram, cablegram or other writing, either before or after the holding thereof.


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                                                                         Page 5.

         Section 5.  Executive and Other Committees.  The Board of
Directors may, by resolution passed by a majority of the whole Board, designate two or more of their number to constitute an executive or any other committee, who, to the extent provided in said resolution, shall have and exercise the authority of the Board of Directors in the management of the business of the corporation between the meetings of the Board.

         Section 6. Removal of Directors. Except as otherwise provided in the Certificate of Incorporation or in these By-Laws, any director may be removed, either with or without cause, at any time, by the affirmative vote of a majority of the votes of the issued and outstanding stock entitled to vote for the election of directors of the Corporation given at a special meeting of the stockholders called and held for the purpose; and the vacancy in the Board caused by any such removal may be filled by such stockholders at such meeting, or, if the stockholders shall fail to fill such vacancy, as in these By-Laws provided.

         Section 7.  Vice Chairman.  The Board may elect members of the
 Board of Directors to the position of Vice Chairman. A Vice Chairman shall perform such duties and functions as shall be assigned to him from time to time by the Chairman of the Board of Directors.

                 ARTICLE III.

                  Officers

         Section 1. Election or Appointment. At its first meeting following the annual meeting of stockholders, the Board of Directors shall elect a President, who need not be a member of the Board of Directors, and shall also elect a Secretary and a Treasurer; and may from time to time select a Chairman of the Board, one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. The same person may hold any two offices excepting those of President and Vice President, but no officer shall execute, acknowledge or verify any instrument in more than one capacity. The Board may also appoint such other officers and agents as they may deem necessary for the transaction of the business of the corporation.

         Section 2. Term of Office. The term of office of all officers shall be one (1) year or until their respective successors are chosen but any officer may be removed from office at any meeting of the Board of Directors by the affirmative vote of a majority of the Directors then in office, whenever in their judgment the business interests of the corporation will be served thereby. The Board of Directors shall have power to fill any vacancies in any offices occurring from whatever reason.



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                                                                        Page 6.

                    Section 3. Eligibility of Officers. The President and Chairman of the Board of Directors shall be stockholders. The Chairman of the Board shall be a director of the corporation. The Vice Presidents, Secretary and Treasurer and such other officers as may be elected or appointed need not be stockholders or directors of the corporation.

                    Section 4. Chief Executive Officer. At the first meeting of each newly elected Board of Directors, the board shall designate the Chairman of the Board or the President as the Chief Executive Officer of the corporation; provided, however, that if a motion is not made and carried to change the designation, the designation shall be the same as the designation for the preceding year; provided, further, that the designation of the Chief Executive Officer may be changed at any meeting of the Board of Directors. The President shall be the Chief Executive Officer whenever the office of Chairman of the Board is vacant. The Chief Executive Officer shall be responsible to the Board of Directors for the general supervision and management of the business and affairs of the corporation and shall see that all orders and resolutions of the board are carried into effect. The Chairman of the Board or President who is not Chief Executive Officer shall be subject to the authority of the Chief Executive Officer, but shall exercise all of the powers and discharge all of the duties of the Chief Executive Officer during the absence or disability of the Chief Executive Officer.

                    Section 5. Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of stockholders, of the Board of Directors and of any Executive Committee. He shall perform such other duties and functions as shall be assigned to him from time to time by the Board of Directors, and by any Executive Committee. He shall be, ex officio, a member of all standing committees. Except where by law the signature of the President of the corporation is required, the Chairman of the Board of Directors shall possess the same power and authority to sign all certificates, contracts, instruments, papers and documents of every conceivable kind and character whatsoever in the name of and on behalf of the corporation which may be authorized by the Board of Directors. During the absence or disability of the President, or while that office is vacant, the Chairman of the Board of Directors shall exercise all of the powers and discharge all of the duties of the President.

                    Section 6. President. The President shall during the absence or disability of the Chairman of the Board, or while that office is vacant, preside over all meetings of the Board of Directors, of the stockholders, and of any Executive Committee, and shall perform all of the duties and functions, and when so acting shall have all powers and authority, of the Chairman of the Board. He shall be, ex officio, a member of all standing committees. The President, unless some other person is specifically authorized by the Board of Directors, shall have the power to sign all certificates of stock, bonds, deeds, mortgages, extension agreements, leases and contracts of the corporation. The President shall, in general, perform all duties as may be prescribed by the Board of Directors.



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                                                                         Page 7.


         Section 7. Vice President. Except as specifically limited by vote of the Board of Directors, any Vice President shall perform the duties and have the powers of the President during the absence or disability of the President and shall have the power to sign all certificates of stock, bonds, deeds, and contracts of the corporation. He shall perform such other duties and have such other powers as the Board of Directors shall designate.

         Section 8. Secretary. The Secretary shall keep accurate minutes of all meetings of the stockholders and the Board of Directors, and shall perform such other duties and have such other powers as the Board of Directors shall designate. The Secretary shall have power, together with the President or a Vice President, to sign certificates of stock of the corporation. In his absence at any meeting, an Assistant Secretary or a Secretary pro tempore shall perform his duties thereat. The Secretary, any Assistant Secretary, and any Secretary pro tempore shall be sworn to the faithful discharge of their duties.

         Section 9. Treasurer. The Treasurer, subject to the order of the Board of Directors, shall have the care and custody of the money, funds, valuable papers, and documents of the corporation (other than his own bond, if any, which shall be in the custody of the President), and shall have and exercise, under the supervision of the Board of Directors, all the powers and duties commonly incident to this office, and shall give bond in such form and with such sureties as shall be required by the Board of Directors. He shall deposit all funds of the corporation in such bank or banks, trust company or trust companies, or with such firm or firms, doing a banking business, as the directors shall designate. He may endorse for deposit or collection all checks and notes payable to the corporation or to its order, may accept drafts on behalf of the corporation, and together with the President or a Vice President may sign certificates of stock. He shall keep accurate books of account of the corporation's transactions which shall be the property of the corporation, and, together with all its property in his possession, shall be subject at all times to the inspection and control of the Board of Directors.

         Section 10. General Powers as to Negotiable Paper. The Board of Directors may, from time to time, prescribe the manner of the making, signature or endorsement of bills of exchange, notes, drafts, checks, acceptances, obligations and other negotiable paper or other instruments for the payment of money and designate the officer or officers, agent or agents who shall, from time to time, be authorized to make, sign or endorse the same on behalf of the corporation.

         Section 11. Removal. Any officer or agent of the Corporation may be removed, either with or without cause, at any time, by the vote of the majority of the entire Board at any meeting of the Board, or, except in the case of an officer or agent elected or appointed by the Board, by the Chairman of the Board or the President. Such removal shall be without prejudice to the contractual rights, if any, of the person so removed.


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                                                                 Page 8.

                                  ARTICLE IV.

                              Certificate of Stock

                Section 1. Form and Transfer. The interest of each stockholder in the corporation shall be evidenced by certificates for shares of stock in such form as the Board of Directors may, from time to time, prescribe in accordance with the laws of the State of Delaware. Shares of stock of the corporation may be transferred on the books of the corporation in the manner prescribed by the laws of the State of Delaware by the holder thereof in person or by his duly authorized attorney upon surrender for cancellation of certificates for the same number of shares of the same class with an assignment and power of attorney duly endorsed thereon or attached thereto, duly executed and such proof of the authenticity of the signature as the corporation or its agents may reasonably require.

                Section 2. Signature, Countersignature and Registration. The certificates of stock of the corporation shall be signed by or in the name of the corporation by the President or a Vice President, and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer, and sealed with the seal of the corporation and countersigned and registered in such manner, if any, as the Board of Directors may by resolution prescribe; and to this end the Board of Directors may, from time to time, appoint such Transfer Agents and Registrars of stock of any class within or outside the State of Delaware as to it may seem expedient; provided, that where such certificate is signed (1) by a Transfer Agent or an Assistant Transfer Agent or (2) by a Transfer Clerk acting on behalf of such corporation and a Registrar, the signature of any such President, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer and/or the seal of the corporation may be a facsimile. In case any officer or officers, whether because of death, resignation, or otherwise, before such certificate or certificates shall have been delivered by the corporation, such certificate or certificates may nevertheless be adopted by the corporation and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the corporation.

                Section 3. List of Stockholders. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.



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                                                                     Page 9.

                 Section 4. Mutilated, Stolen, Lost or Destroyed Certificates. In case a certificate for shares of the capital stock of the corporation is mutilated, stolen, lost or destroyed, a new certificate may be secured as provided for lost or destroyed certificates under applicable Delaware law; provided, however, that the owner of such certificate so mutilated, stolen, lost or destroyed, registered on the books of the corporation, may, in the discretion of the Board of Directors, upon making proof satisfactory to the Board of Directors of such mutilation or alleged theft, loss or destruction, and upon amply indemnifying the corporation and its Transfer Agents or Registrars, if any, by a surety bond or otherwise to the satisfaction of said Board and such Transfer Agents and Registrars, and upon the lapse of such reasonable time as may be prescribed by the Board after written notice of such mutilation or alleged theft, loss or destruction shall have been received by the Corporation, receive a new certificate for the same number of shares of the same class in lieu thereof, but only upon specific authorization by the Board of Directors which may be given or withheld in the absolute discretion of the Board. If the corporation shall voluntarily and in good faith have a new certificate issued in lieu of one believed to have been stolen, lost or destroyed, or shall issue a new certificate in compliance with an order of a Court of competent jurisdiction, the corporation may recognize the person in whose name the new certificate, or any certificate thereafter issued in exchange or substitution therefor, is issued as the owner of the shares described therein for all purposes, including the right to vote and the right to receive payment of dividends, distribution or redemption price, until the owner of the original certificate or a transferee thereof, without notice and for value, shall enjoin the corporation and the holder of such new certificate or any certificate issued in exchange or substitution therefor from so acting.

                 Section 5. Closing of Stock Transfer Books. The Board of Directors may close the stock transfer books for a period not exceeding sixty
(60) days preceding the date of any meeting of stockholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect, during which time no stock of the corporation shall be transferred upon the books of the corporation; provided, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, and in such case, such shareholders and only such shareholders as shall be shareholders of record on the date so fixed, shall be entitled to such notice of, and to vote at such meeting, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the corporation or otherwise after any such record date fixed as aforesaid.



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                                                                     Page 10.

                                   ARTICLE V.

                               Fiscal Year; Seal

                 Section 1. Fiscal Year. The fiscal years of the corporation shall begin on the first day of November of each year and shall end on the thirty-first day of October following.

                 Section 2. Corporate Seal. The Board of Directors shall provide a suitable corporate seal for use by the corporation.

                                   ARTICLE VI.

                                   Amendments

                 Except as otherwise provided in Article XIII of the Articles of Incorporation, the By-Laws of the corporation may be amended, added to or repealed, or other or new By-Laws may be adopted in lieu thereof by a majority vote of the shareholders or of the Board of Directors of the corporation, provided that notice thereof shall have been given in the notice of the meeting, and provided further that the Board of Directors shall not make or alter any By-Laws fixing their qualifications, classifications or term of office.